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                                                                      5/13/92

                                AMENDED AND RESTATED

                             PREFERRED VENDOR AGREEMENT

     THIS AMENDED AND RESTATED PREFERRED VENDOR AGREEMENT is made effective as of the 15th day of May, 1992 by and between Holiday Inns, Inc. ("HII") and Encore Systems, Inc. ("Vendor") as an amendment to and complete restatement of that certain Preferred Vendor Agreement between the parties hereto executed on August 23, 1991 (the "Original Agreement").

     WHEREAS, Vendor is in the business of providing automated computerized property management systems to hotels such as the hotels owned, managed or licensed by HII, Holiday Inns Franchising, Inc. or Affiliates (as that term is defined herein); and

     WHEREAS, Vendor desires to provide current and future hotels owned, managed or licensed by Holiday Inns, Inc., Holiday Inns Franchising, Inc. or their Affiliates (such hotels are referred to individually as a "Hotel" and collectively as the "Hotels") with its property management system software by licensing certain software and providing certain services to those Hotels and by developing software to allow Vendor's property management system to interface with Holidex and with certain third party systems so as to provide capabilities to Hotels that are currently provided by HII's Hotel Management System (HMS) and Basic Front Desk System (BFDS); and

     WHEREAS, HII is willing to provide certain interface specifications to Vendor and utilize Vendor's property management systems at Hotels pursuant to the terms and conditions of this Agreement;

     WHEREAS, HII intends to implement a program whereby HII will provide the Hotels with a basic Property Management System, including Vendor's property management system software and certain computer hardware and devices, and HII desires for Vendor to provide maintenance, training and support for such software.

     NOW THEREFORE, for good and valuable consideration, including the additional covenants and obligations of each party created under this amendment to the Original Agreement, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


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                                      ARTICLE I

                                     DEFINITIONS

     1.1 ACCEPTANCE TEST/CERTIFICATION. HII's criteria for evaluating and approving interfaces for use with Holidex. Each specification delivered to Vendor will include the Acceptance Test/Certification criteria for the software to be developed pursuant to the specification. Such criteria may be modified from time to time by HII within its reasonable discretion. The test procedures are outlined on Exhibit 1.1.

     1.2 AFFILIATE. Any person or entity that directly or indirectly controls, is ultimately controlled by, or is under common control with HII or Holiday Inns Franchising, Inc., the parent entity or ultimate group parent of either such corporation (or the successors of either such corporation), as well as any partnership, joint venture or other business organization in which HII or Holiday Inns Franchising, Inc. or any person or entity that directly or indirectly controls, is ultimately controlled by, or is under common control with HII or Holiday Inns Franchising, Inc., the parent entity or ultimate group parent of either such corporation (or the successors of either such corporation) is the general partner, the holder of a majority of the limited partnership or other equity interests, or a joint venturer. For purposes of this Section 1.2, a person or entity shall be deemed to control another person or entity (and the persons or entities which it controls) if:

     (a) It holds at least twenty percent of the outstanding shares of voting stock (or securities convertible into at least twenty percent of the outstanding shares of voting stock);

     (b) It has the ability to elect at least one-third of the members of the Board of Directors or other governing body of the entity; or

     (c) It has the right or ability to control or directly influence the management activities or objectives of the entity.

The term "Affiliate" shall also mean any third party engaged by HII or any other Affiliate to provide installation, training, or implementation with respect to the System Software.

     1.3 BASIC PMS SYSTEM. The hardware, software and services provided to the Hotels by HII, or which the Hotels are required by HII to obtain, including Vendor's front desk system software, One Way Interface, the Two Way Interface (as those terms are defined herein), an approved Point of Sale interface, an approved


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Call Accounting interface and support services. The Basic PMS System is more particularly described on Exhibit 1.3.

     1.4 HOLIDAY INN TELECOMMUNICATIONS NETWORK. A system of the computerized hardware, software, satellite equipment and services, as may be modified from time to time, owned or licensed to Holiday Inns, Inc. or its Affiliate, including but not limited to the Holidex Reservation System. For purposes of this Agreement, the Holiday Inn Telecommunications Network shall be referred to as "Holidex". Holidex capabilities include, but are not limited to, the handling of reservations (recording, modifying and cancelling), electronic funds transfers, credit authorizations, and travel agent commission payments.

     1.5 MIP (MULTIPLE INTERFACE PROCESSOR). Software owned by HII that enables approved third party hotel automation systems to interface with certain LAN based property management systems at Hotels so that data can be sent and received by each system in usable form.

     1.6 ONE WAY INTERFACE. A two-way communications link between Holidex and Vendor's system that enables data to be transferred from Holidex to Vendor's systems in a form that is usable by Vendor's System. The specifications for the One Way Interface will be developed by HII.

     1.7 PMS SOFTWARE. Vendor's Front Desk System Software, including DB/C, as more particularly described on Exhibit 1.3.

     1.8 PREFERRED VENDOR. A vendor of software, hardware and services that meets and maintains HII requirements as set forth in this Agreement, including software development and support requirements and HII's Customer Service Standards. HII's Customer Service Standards are set forth on Exhibit 1.8.

     1.9 REVENUE AND OCCUPANCY TRANSMISSION. Daily transmission of a data file containing revenue and occupancy information which is produced by the night audit process in a format specified by HII.

     1.10 ROLLOUT. HII's implementation of its plan to provide a Basic PMS System to existing Hotels, commencing on or about June 1, 1992 and continuing thereafter for a period of approximately 28 months.

     1.11 SYSTEM SOFTWARE. The Vendor software included and to be included in the Basic PMS System distributed to the Hotels and Affiliates by HII, including PMS Software and the interfaces and software to be developed by Vendor pursuant to this Agreement.

     1.12 THIRD PARTY INTERFACE. A two-way communications link between Vendor's system and other vendors' systems that provide


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additional automation to hotel operational functions (e.g. Point of Sale systems, in-room movie systems, credit card readers, energy efficiency systems). Such Third Party Interface will enable data to be transferred to and from Vendor's system and the third party systems in usable form.

     1.13 TWO WAY INTERFACE. A two-way communications link between Holidex and Vendor's system that enables data, including but not limited to detailed checkout data and inventory updates data, to be transferred to and from Holidex in a form that is usable by Holidex and by Vendor's system. Time frames for HII's delivery of the specifications for Phase I of the Two Way Interface (for Data Collection/Detailed Checkout) and for the joint development of the specifications for Phase II of the Two Way Interface (for Inventory Updates) are set forth in Article IV.

     1.14 SEAMLESS INTERFACE. A communications link between Holidex and Vendor's system that enables all required functions to be performed, including, but not limited to, the functions performed by the Two Way Interface, and that eliminates any and all bridging between Holidex and Vendor's system.

                                      ARTICLE II

                                       PURPOSE

     The parties understand and agree that this Agreement has been entered into for the two separate but related purposes described below.

     2.1 PMS SYSTEM: ROLLOUT. Vendor will assist HII with the Rollout and the distribution of the System Software by making available to HII the System Software and services to be included within the Basic PMS System to be provided to the Hotels by HII, and by establishing the terms and conditions pursuant to which Vendor and HII will provide training, installation and support services to HII and the Hotels throughout the term of this Agreement. Under this Agreement, the above described services and assistance by Vendor shall relate to hotels located in the United States, Canada and Mexico.

     2.2 SOFTWARE DEVELOPMENT. Vendor will develop software to interface with only certain parts of Holidex as specified by HII and only those functions that HII may specifically provide for in this Agreement. This Agreement sets forth the terms and conditions upon which HII will (i) supply specifications to allow Vendor to create the interface software which will become a part of the Basic PMS System, (ii) consult with Vendor in the development of its software, and
(iii) test and certify such software for use with Hotels.


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     Vendor understands and agrees that Holidex is not only one of the most advanced systems in the hotel industry but that it represents a substantial investment on the part of HII and is in fact one of the primary features that gives value to the Holiday Inn hotel license. Vendor also understands and agrees that the integrity and proper functioning of Holidex is of the utmost importance to HII and that damage to Holidex caused by the interconnection and/or operation of other software or computers could cause severe financial and other harm to HII's business. For this reason, HII will not allow such interconnection without prior testing and written certification by HII of the interface software.

     Vendor understands that HII has not previously developed the Two Way Interface and other specifications or testing methods being provided hereunder and is doing so as an accommodation to Vendor.

                                     ARTICLE III

                        ROLLOUT AND DISTRIBUTION OF PMS SYSTEM

     3.1 GENERAL. This Article III addresses the terms and conditions pursuant to which HII and Vendor will cooperate to provide HII's Basic PMS System to the Hotels, including installation and implementation of such system and training of employees and agents of HII and the Hotels, as well as ongoing support and maintenance of the System Software.

     3.2 DISTRIBUTION OF SYSTEM SOFTWARE. Subject to the terms and conditions set forth in this Agreement, and in addition to the rights and licenses granted elsewhere in this Agreement, Vendor hereby grants to HII the perpetual, exclusive right and license to (i) market and distribute site licenses and support agreements for the System Software to itself, the Affiliates and the Hotels, either separately or as a component of the Basic PMS System, and (ii) copy and distribute to each Hotel and Affiliate which has executed Vendor's site license agreement, one copy of the most recent version of the PMS Software and all other System Software, including the software and interfaces developed pursuant to this Agreement, any software created, licensed or owned by third parties necessary for the use of the System Software (other than DOS, UNIX or other operating systems, compilers other than DB/C, Novell or other LAN software or Holidex), in machine readable object code only and on such media as HII and the licensee deem appropriate, as well as one or more copies of the user manuals and support documentation associated therewith, one copy of such manuals and documentation to be furnished to HII at no additional cost by Vendor. HII understands that its right to market and distribute the System Software is limited to HII, the Affiliates and the Hotels and agrees not to market or distribute the System Software to any other party without the prior approval of Vendor.


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     3.2.1 NUMBER OF SITE LICENSES. HII shall initially be entitled to market and distribute that number of site licenses as defined and set forth on Exhibit
3.2.1 hereto, and shall be entitled to distribute additional site licenses upon payment of the additional fees specified therefor on such Exhibit 3.2.1. HII shall be entitled to distribute copies of the System Software to its Affiliates involved in the training, installation or implementation of the Basic PMS System and any copies so distributed shall not be deducted from the number of licenses which may be distributed by HII without additional payment. Any Affiliate receiving the System Software for HII shall execute a Site License or similar agreement appropriately restricting its use to such purposes. Vendor's software modules not included within the System Software and other software and interfaces developed by Vendor pursuant to this Agreement may be licensed or distributed by HII to the Hotels and Affiliates pursuant to the terms of the Site License (as defined below) and upon the rates set forth in Exhibit 3.2.1.

     3.2.2 LICENSE AGREEMENTS. The System Software shall be licensed pursuant to the terms and conditions contained in Vendor's site license agreement as set forth on Exhibit 3.2.2 hereto (the "Site License" ). The Site License specifies the terms and conditions under which an end user receives, holds and uses the System Software and the associated manuals and support documentation, as well as the respective obligations of the end user and Vendor. The Site License shall grant any and all appropriate rights to use software created, licensed or owned by third parties, other than DOS, UNIX or other operating systems, compilers other than DB/C, Novell or other LAN software or Holidex, that is necessary for the use of System Software. Neither Vendor nor HII shall change or modify the terms of the Site License without the written approval of the other, which approval will not be withheld unreasonably. Following the approval of any modified form of Site License, HII shall discontinue its use of the previous form of license and shall thereafter market and distribute the System Software only pursuant to the terms of the modified Site License. Vendor agrees to execute and deliver Site Licenses for the Hotels and HII and the Affiliates upon request and without payment of any additional consideration therefor.

     3.2.3 RESTRICTIONS. HII shall make no representations or warranties to the Hotels or any third party attributable to Vendor with respect to the System Software or any other product of Vendor, except for those made expressly by Vendor in the Site License or Vendor's published user documentation. HII understands that any modification or addition to the System Software by HII, the Affiliates or


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any Hotel that is not performed in accordance with Section 4.4 of this Agreement will void Vendor's warranty for such software. Notwithstanding any provisions of this Agreement to the contrary, HII agrees that it will not distribute or license the System Software to any hotel other than hotels which are either owned or leased by or which use or are licensed to use the proprietary marks or logos of HII, Holiday Inns Franchising, Inc. or any Affiliate, unless Vendor approves in advance of the licensing or distribution of the System Software to such hotel, which approval shall not be unreasonably withheld, conditioned or delayed.

     3.2.4 OPTIONAL RIGHT TO SUBLICENSE TO HOTELS. It is understood and agreed by the parties hereto that HII does not presently intend to sublicense the System Software, but will simply be distributing the System Software to the Hotels for the benefit of Vendor. Nevertheless, Vendor agrees that in the event HII desires to grant sublicenses to Hotels or Affiliates for the System Software, HII shall be entitled to do so upon advance notice to Vendor and provided that the terms and conditions of any such sublicense contain provisions substantially the same as those in the Site License which protect the proprietary rights of Vendor and do not expand the scope of Vendor's obligations beyond that included in the most recent version of the Site License and HII otherwise complies with the terms and conditions of this Agreement.

     3.2.5 CERTIFICATION OF BASIC PMS SYSTEM. Vendor has reviewed the configuration of the Basic PMS System described on Exhibit 1.3 hereto. Vendor represents and warrants that the System Software, when properly installed as part of the Basic PMS System will operate substantially in accordance with the specifications for the System Software as set forth in the System Highlights attached as Exhibit 3.2.5 hereto and as provided in the user documentation provided for such software. The foregoing warranty applies only to the Basic PMS System as described on Exhibit 1.3 and the equipment listed on the schedule of equipment set forth in Exhibit 3.2.5, which schedule may be amended from time to time as the parties both agree, and shall not apply to any additional software or hardware added to the system without the prior written approval of Vendor. Except for the above-described certification, Vendor makes no representation or warranty as to the equipment supplied by anyone other than Vendor.

     3.2.6 AUTHORITY. Vendor represents and warrants to HII that it has the right and the authority to grant to HII, the Affiliates and the Hotels, the rights and licenses set forth in this Agreement and contemplated by the Exhibits attached hereto.


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     3.3 DELIVERIES. Within ten (10) days following HII's request, Vendor shall deliver to HII, in machine readable form and on media acceptable to HII (i) two copies of the complete object code for the PMS Software and those interfaces that have passed the HII Acceptance Test and have been certified in writing by HII in a format which will enable HII to generate sufficient copies of executable versions of the System Software for distribution as contemplated by this Article III, (ii) one complete copy of the most recent version or edition of all end user documentation and manuals, and such additional copies of such materials as HII may request (provided that HII shall reimburse Vendor for its costs in preparing such copies), and (iii) two complete copies of all training manuals, materials, tutorials and other documents in Vendor's possession which are customarily used by Vendor in training new users of the PMS Software. Vendor will deliver to HII copies of all upgrades, enhancements and modifications to the System Software, together with one copy of any new or revised user documentation and other materials described in this Section 3.3, prior to their approval for general release. Vendor will provide HII with an additional copy of the user manual, training materials and other items described in this Section 3.3, promptly following each revision or modification thereto by Vendor.

          3.3.1 RETROFITTING. The parties recognize that some Hotels have purchased property management systems from Vendor previously, and that other Hotels and Affiliates will take delivery of the Basic PMS System from HII prior to completion of all required interface and software development being performed by Vendor pursuant to Article IV hereof. At the time of development completion of each interface or other component of the System Software, HII shall determine the most efficient manner of distribution of the newly developed interfaces and software to Hotels and HII and the Affiliates who have executed Site Licenses for the System Software and such distribution shall be implemented by Vendor in cooperation with HII as a part of its software support obligations. All such software distributed to licensees shall become a part of the "System Software" upon receipt by the licensee. HII will pay the cost of distribution of the newly developed interfaces and software (but not upgrades or enhancements to the System Software) to such Hotels and Affiliates, including telephone expenses if distribution is accomplished via telephone. Vendor will instruct Hotels and Affiliates on the proper installation and usage of the software and interfaces. If on-site visits by Vendor are necessary, as determined by HII, Vendor will perform such on-site visits and either HII or the Hotels and Affiliates will be billed according to Exhibit 3.3.1.


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          3.3.2 UPGRADES AND ENHANCEMENTS. Pursuant to the Support Agreement to
     be entered into by Vendor with each of the Hotels, Vendor will agree to provide ongoing support and maintenance of the PMS Software and other System Software developed pursuant to this Agreement. Vendor will provide HII with advance notice and copies of all upgrades, enhancements and modifications to the PMS Software and other System Software distributed by HII or developed by Vendor pursuant to this Agreement, together with any support documentation associated therewith. Vendor will not distribute such upgrades, enhancements and modifications to the Hotels and Affiliates until the same has been evaluated and approved by HII or its designee. If any upgrades, modifications and enhancements to the System Software are approved by HII, Vendor will provide HII with two copies of such software and all associated user documentation therefore, and shall also deliver the source code and other requisite materials into escrow as provided below. Distribution to the Hotels and Affiliates of all upgrades, enhancements and modifications approved by HII shall be performed by Vendor as a part of its support obligations described in Section 3.5 below; provided, however, that if such upgrade, enhancement or modification requires on-site installation or training, Vendor shall provide such services only at the specific request of HII at the rates set forth in Exhibit 3.3.1. Vendor shall provide annually a minimum of one upgrade to the System Software.

          3.3.3 ESCROW ARRANGEMENT. At the time of execution of this Agreement, Vendor will place with an escrow agent acceptable to HII, to the extent such materials are available, copies of all components of the System Software consisting of the full source code language of each component of the System Software, including, but not limited to, utilities and interfaces in magnetic tape or other media specified by HII, together with complete system programming, maintenance documentation, including, but not limited to, system documentation describing the interrelationships and functions of each module and component, and all other necessary and available information which will enable a reasonably skilled computer programmer or analyst to reconstruct, maintain, or enhance the System Software without the aid of Vendor or any other person or reference to any other materials. Similar materials relating to the interfaces and other software developed by Vendor pursuant to this Agreement, and all upgrades, modifications, enhancements and corrective releases shall be delivered to the escrow agent promptly following acceptance by HII, but no later than the next quarterly deposit date following the date of general release or release to the Hotels. The foregoing information and materials are hereinafter referred to as the "Materials". The Materials will be held in escrow


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     by the escrow agent pursuant to the terms of the escrow agreement in the form attached as Exhibit 3.3.3 hereto (the "Escrow Agreement"). The escrow agent may from time to time inspect and test the Materials to ensure that the Materials are sufficient to allow a reasonably skilled computer programmer or analyst to reconstruct, maintain, or enhance the System Software without the aid of Vendor or any other person or reference to any other materials. If the Materials deposited by Vendor are insufficient for such purpose, Vendor shall deposit such additional Material as HII or the Escrow Agent may request, regardless of whether or not such material is readily available to Vendor or must be specifically created. Upon the occurrence of any of the events described in Section 2(a) or Section 3 of
     Article V of the Escrow Agreement, HII shall be entitled to obtain the Materials from Vendor (at no cost to HII) or the escrow agent (pursuant to the terms of the Escrow Agreement), and HII shall be entitled to use the Materials as it may deem necessary or desirable in order to exercise any of the rights and benefits afforded to HII, the Affiliates or the Hotels under this Agreement or the Escrow Agreement. HII will pay the reasonable cost of maintaining the Materials in escrow and will have title to the copies of the Materials and full rights to use and license the System Software in executable code to Hotels and Affiliates upon the occurrence of any of the events set forth in Section 2(a) or Section 3 of Article V of the Escrow Agreement; provided, however, in the event HII does license the System Software, HII shall be required to pay the license fees set forth on
     Exhibit 3.2.1 (for additional Site Licenses above the number for which HII has prepaid), provided that Vendor has continued as a going concern or its successor continues to fully support the System Software.

     3.4 INSTALLATION AND TRAINING. Installation, implementation and training with respect to the System Software and the Basic PMS System will be performed either by Vendor or HII (or its subcontractors or other designees) in accordance with the following procedures.

          3.4.1 INITIAL TRAINING BY VENDOR. In addition to services provided by Vendor pursuant to Sections 3.4.2 and 3.4.4 below, commencing with the beginning of the Rollout and continuing thereafter through the completion of the training of HII personnel contemplated by Section 3.4.5 (but in any event through January 31, 1994), Vendor will install and implement the Basic PMS System, including the equipment and the System Software, and train the designated employees of the Hotels and Affiliates in the use of the Basic PMS System, but only for those Hotels and Affiliates designated in writing by HII. Vendor acknowledges that such Hotels may consist of (i) Hotels that were existing Holiday Inn brand


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     hotels on March 31, 1992 and obtained the Basic PMS System from HII pursuant to the Rollout ("Existing Hotels"), (ii) Hotels that become Holiday Inn brand hotels after March 31, 1992 ("New Hotels"), and (iii) Hotels that have obtained equipment and PMS Software from Vendor prior to the date of this Agreement ("Vendor Supplied Hotels") but for which installation, implementation and training has not yet commenced. Vendor's installation, implementation and training services shall include those services described in Exhibit 3.3.1 hereto and comply with HII's service standards as set forth in Exhibit 1.8 to this Agreement. Vendor will be available to provide installation, implementation and training at the Hotels and Affiliates designated by HII in accordance with a schedule established by HII and reasonably acceptable to Vendor. The services provided by Vendor to Existing Hotels and Vendor Supplied Hotels shall be billed to HII at the Special HII Rates set forth on
     Exhibit 3.3.1. Vendor shall not charge any Existing Hotel or Vendor Supplied Hotel for its installation, implementation and training services, unless such services are approved in advance and in writing by HII with respect to each such Hotel. Installation, implementation and training at New Hotels shall be performed at the Special HII Rates set forth on Exhibit 3.3.1 hereto and shall be billed directly to the appropriate Hotel.

          3.4.2 TRAINING BY HII. Beginning with the completion of the training of HII personnel described below in Section 3.4.4 and continuing throughout the duration of the Rollout, installation, implementation and training with respect to the Basic PMS System at Existing Hotels will be primarily the responsibility of HII. Nevertheless, Vendor will provide training and implementation for the Hotels and Affiliates designated by, and on a reasonable schedule acceptable to, HII to enable HII sufficient time to develop its own training methods. Installation, implementation and training at the New Hotels during this same period may be performed either by HII or by Vendor at the rates set forth on Exhibit 3.4.2 hereto, as determined by each New Hotel. Vendor shall provide such support and assistance as may be requested by HII in support of HII's installation, implementation and training services, with such assistance and support being charged to HII at the rates set forth on Exhibit 3.4.2 hereto. HII and Vendor acknowledge that such continuing assistance by Vendor is meant only as backup technical support for HII's or its contractor's training efforts and that Vendor is not required to provide routine "help desk" support in connection with the training and installation efforts of HII and its contractors. HII will provide to Vendor at no charge one copy of all training materials and any extraordinary equipment required to utilize such materials properly, solely for the use by


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

     Vendor in providing training, maintenance and support services to Hotels and Affiliates (but to no other party), and Vendor shall not reproduce, market, distribute or otherwise utilize training materials developed by HII or its contractors (other than Vendor) with respect to any party other than Hotels and Affiliates.

          3.4.3 CERTIFICATION OF HII TRAINING. Following the execution of this Agreement, HII intends to contract with a third party to develop a training program for use of the System Software and the Basic PMS System. At the request of HII, Vendor will review and evaluate HII's training program to determine whether or not such training is, in Vendor's reasonable opinion, equivalent to the training routinely provided by Vendor. If Vendor determines that the training program developed by HII and its contractors (the "HII Training Program") is not so equivalent, it shall notify HII in writing within 10 days following its evaluation of the HII Training Program, which notice shall clearly describe the reasons why the HII Training Program is not equivalent to the training routinely provided by Vendor. The foregoing evaluation process shall be repeated until Vendor has certified the HII Training Program as being equivalent to training routinely made available by Vendor. The foregoing notwithstanding, the HII Training Program shall be deemed the equivalent of Vendor's training if the majority of any group of persons selected by HII and trained under the HII Training Program score as high or higher as any group of persons selected by HII and trained by Vendor on any test developed by HII to measure the effectiveness of training methods for the System Software. Any person who completes the HII Training Program after it has been certified by Vendor shall be deemed to have received sufficient and Vendor equivalent training for all purposes of this Agreement and the Support Agreement between Vendor and the Hotel or Affiliate where such person is employed. Regardless of whether or not the HII Training Program has been "certified" by Vendor, any person who scores at least seventy percent on any test developed by HII to measure the effectiveness of training methods for the System Software shall be deemed to have received training equivalent to that provided by Vendor.

          3.4.4 AFTER ROLLOUT. Following the completion or expiration of the Rollout and continuing throughout the term of this Agreement, installation, implementation and training may be performed by either HII (or its designees) or Vendor, as selected by each Hotel. In the event a Hotel selects Vendor to provide such services, Vendor will make its services available at the rates set forth on Exhibit 3.4.2 and will comply with HII's applicable service standards.


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

     Throughout the term of this Agreement, Vendor shall provide support and assistance to HII as described in Section 3.4.2 above and at the rates set forth on Exhibit 3.4.2 then in effect.

          3.4.5 TRAINING OF HII PERSONNEL. Promptly following the execution of this Agreement, Vendor and HII shall implement a formal training program whereby qualified employees of Vendor will train and instruct the employees and other persons designated by HII in the installation, implementation and use of the PMS Software and methods of training Hotel personnel in the proper use of the System Software and the Basic PMS System. Such training shall be conducted at times and locations reasonably requested by HII and at no additional cost to HII (other than costs associated with the transportation, lodging, meals and other travel expenses of its personnel attending such training). The training will continue until HII has a sufficient number of personnel available to conduct the end user training at the Hotels; provided, however, that any training by Vendor in excess of 720 hours (which may be divided into such increments as HII or its contractors deem necessary) will be compensated by HII based upon Vendor's reasonable costs in providing such additional training. Similar training will be made available at no additional cost with respect to upgrades, enhancements and modifications to the PMS Software and following delivery and acceptance of each interface and other software component of the System Software being developed by Vendor hereunder.

     3.5 SOFTWARE SUPPORT. Throughout the ten (10) year term of this Agreement, Vendor hereby agrees to make available to each Hotel and Affiliate which has licensed the PMS Software, and received or agreed to receive training by Vendor, HII or HII's designees, whether pursuant to the Rollout or otherwise, its software maintenance and support services in accordance with the terms and conditions of its software support agreement set forth as Exhibit 3.5, attached hereto and incorporated herein by this reference (the "Support Agreement"). Vendor covenants and warrants that such support and maintenance services shall be performed in a manner consistent with the Service Standards attached as
Exhibit 1.8 and the terms and conditions of the Support Agreement between Vendor and each Hotel and Affiliate. Vendor's fees for software support and maintenance pursuant to the Support Agreement shall, for a period of one year beginning with the date hereof, be no more than $1.25 per room per month. Thereafter, Vendor may increase the software support fees as may be necessary as a result of costs incurred by Vendor in providing such support; provided, however, that Vendor shall not increase the support fees more than one time during any calendar year and that Vendor shall not increase its software support fees by more than five
(5) percent during the second and third years under this Agreement, six (6) percent during the fourth and fifth years under this Agreement and seven (7) percent per year thereafter for the remainder of the term of this Agreement. Any modifications to the form of Support Agreement shall be handled in the same manner as described in Section 3.2.2 with respect to Site Licenses. If, in Vendor's reasonable judgement, a Hotel has not received installation and training by HII or HII's designees, Vendor shall so notify HII and shall have the option to refer usage and operation questions from that Hotel to HII until such time as HII confirms to Vendor that HII or HII's designees have provided training to the appropriate individual at the Hotel.

     3.6 BILLING SERVICES. As part of its monthly invoicing process for Holidex Reservation System fees and other fees, HII will invoice the Hotels for software support fees and other charges due Vendor pursuant to Support Agreements between Vendor and each Hotel which has entered into a Site License and Support Agreement. Provided that Vendor supplies HII with the following information on such charges and Hotel by the fifth (5th) day of a month in a mutually agreeable format on a diskette or other suitable computer readable media or by means of telecommunications network, HII will cause the amount of such charges to be deposited by wire transfer into the account of Vendor on or before the fifteenth
(15th) day of such month:

          (a) Hotel five-character Holidex code,

          (b) Hotel name and address,

          (c) Services provided,

          (d) Amount of telephone charges, including any late charge or penalty to be invoiced, and

          (e) Any other supporting information that HII may reasonably request.

          3.6.1 NON-PAYMENT BY HOTELS. The amount of payments received for software support fees shall be forwarded to Vendor each month with a statement indicating the amount received from each Hotel. If HII receives only partial payment from a Hotel, HII will forward payment in full to Vendor for the software support fees due for that particular month and shall advise Vendor of the Hotel's failure to make full payment. In such circumstance, HII shall have the right to require Vendor to declare the Hotel in default of the Site License and/or Support Agreement. In the event HII notifies Vendor to declare the Hotel in default, HII's billing and payment obligation to Vendor shall terminate 30 days after such notice unless the Hotel has cured the default by paying HII all amounts HII has invoiced to such Hotel. Notwithstanding the foregoing, if a Hotel makes no payment of the software support fee or does not pay the amount invoiced for Vendor's services due to a dispute with Vendor, HII shall notify Vendor of such non-payment but shall not be required to pay Vendor the amount due from the Hotel until such time as Vendor and the Hotel have resolved such dispute and HII has received all amounts previously withheld by the Hotel. Furthermore, Vendor acknowledges that HII will be making payment of the support fees and other charges to Vendor in advance of payment to HII from the Hotels, and if any Hotel fails to pay amounts owed after the exercise of normal collection efforts by HII (which shall not require formal legal action or termination of any franchise agreement with such Hotel), Vendor will reimburse HII for the amounts uncollected.

          3.6.2 BILLING CHARGE. In exchange for the billing services to be provided Vendor by HII hereunder, Vendor shall pay to HII an amount equal to three dollars ($3.00) per month for each Hotel for which HII acts as the billing agent. Vendor and HII acknowledge that as of the date of this Agreement, HII estimates that an amount equal to five dollars ($5.00) per month for each Hotel reflects fairly the costs which will be incurred by HII in providing such billing services. Notwithstanding such current estimate, HII has agreed to provide the billing services for $3.00 per month for each Hotel in order to facilitate the performance of this Agreement. Vendor and HII further agree that HII shall be entitled to increase such charge in order to reflect the actual costs incurred by HII as follows: after the second year under the Agreement, an increase to $3.50 per month for each Hotel; after the fourth year, an increase to $4.00 per month for each Hotel; after the sixth year, an increase to $4.50 per month for each Hotel; and after the eighth year, an increase to $5.00 per month for each Hotel. The billing charge shall be setoff against amounts otherwise due Vendor as calculated by HII from the Hotels and shall be reflected on the monthly statements delivered to Vendor hereunder. Vendor shall be responsible for remitting to the appropriate authorities any and all sales taxes due on the Software Support fees and other charges collected by HII.

          3.6.3 TERMINATION. In the event Vendor determines to terminate the Site License and/or Support Agreement with a Hotel due to the Hotel's default under the Site License or Support Agreement, Vendor shall provide HII with 15 days' prior written notice of such determination and may exercise any rights it may have under existing agreements with the Hotel, including the right to disable Vendor's Front Desk System Software or other software provided by Vendor to the Hotel, provided that in no event shall Vendor take any action that prevents the Hotel's access to Holidex through software provided by HII or that otherwise will adversely affect Holidex or Holidex services to or at the Hotel or other Hotels. HII will provide Vendor with instructions describing the manner in which the System Software may be disconnected from Holidex. Except as set forth above, HII shall in no event be responsible for the enforcement of Vendor's rights under the Support Agreement, or for collection of unpaid or partially paid invoiced amounts. In the event Vendor elects to disable or otherwise interfere with any party's use of the System Software it will indemnify and hold HII and its Affiliates harmless from and against any and all claims, demands, costs and expenses resulting from such action.

          3.6.4 REPRESENTATION. Vendor hereby represents and warrants to HII that the software support fee to be charged to the Hotels is substantially equivalent to the fees charged to parties other than the Hotels which have purchased software support services from Vendor for the PMS Software and are based upon the costs and expenses Vendor reasonably anticipates in making such support services available to the Hotels.

          3.6.5 VENDOR'S FAILURE TO PROVIDE SUPPORT. In the event Vendor fails to provide support and maintenance of the System Software in the manner contemplated by this Agreement and the Support Agreements with the Hotels, then HII shall be entitled to withhold all or any portion of the support fees and other charges collected by HII from the Hotels and Affiliates under the Support Agreement. Any amounts so withheld by HII shall be paid to Vendor upon substantial completion of its support and maintenance obligations; provided, however, that HII shall be entitled to retain an amount equal to its costs and expenses in performing support and maintenance services which Vendor was obligated to provide, including the costs of obtaining the Materials from escrow and the fees and expenses of third parties retained by HII to perform Vendor's support and maintenance obligations. HII shall notify Vendor promptly in the event it intends to withhold any portion of the amounts collected pursuant to the Support Agreements due to a failure by Vendor to provide support and maintenance of the System Software, and afford Vendor a reasonable opportunity (not to exceed 30 days) to perform its obligations. If Vendor has not corrected such failure within the time afforded, then HII, upon five (5) days advance written notice may withhold the amounts collected pursuant to this Section
     3.6. The withholding of funds pursuant to this Section 3.6.5 shall be in addition to and not in lieu of any other rights and remedies of HII. The withholding of funds by HII shall not relieve Vendor of any of its obligations under this Agreement or the Support Agreements with the Hotels and Affiliates.

          3.6.7 TERMINATION OF BILLING ARRANGEMENT. Either party shall be entitled to terminate the billing arrangement described in the this Section
     3.6 upon not less than 60 days advance written notice; provided, however, that Vendor shall not be entitled to terminate such arrangement (i) within 28 months following execution of this Agreement, (ii) if Vendor has received a notice from HII that it intends to withhold payment within the 90 days prior to Vendor's request to terminate the arrangement, or (iii) if HII is currently withholding payments due Vendor pursuant to Section 3.6.5.

     3.7 TRANSITIONAL SALES: REBATES. HII acknowledges that prior to the date hereof, Vendor has been engaged in the business of selling property management systems to hotels, including the Vendor Supplied Hotels as defined in Section
3.4.1. Attached as Exhibit 3.7 hereto is a list (including the name of the Hotel, a description of all items purchased and the purchase price paid for such items) of all Vendor Supplied Hotels who purchased a property management system from Vendor after October 1, 1991 and prior to the date hereof. Vendor acknowledges that under the Rollout, HII intends to provide the Basic PMS System without charge to Existing Hotels. In order to minimize disruption to the Hotels, and to make available to certain Vendor Supplied Hotels some of the benefits afforded through the relationship between Vendor and HII, Vendor and HII agree upon the following procedures.

          3.7.1 PREVIOUS SALES BY VENDOR. With respect to each the Hotels listed on Exhibit 3.7, HII will reimburse the Hotel for the cost of certain equipment and training fees and, in consideration therefor, will pay to such Hotel an amount equal to the sum of (i) the purchase price paid to Vendor for that equipment sold to such Hotel by Vendor which HII determines to comprise a Basic PMS System for such Hotel, (ii) the amount of the license fees charged by Vendor for the use of all items of computer software included within the Basic PMS System, and (iii) the reasonable charges of Vendor for the installation, implementation and training associated with each of the foregoing (excluding travel, lodging and related out-of-pocket expenses of trainers, implementation consultants and Hotel personnel). HII shall notify Vendor of each payment to the aforementioned Hotels and Vendor shall rebate to HII an amount equal to the fees received by Vendor from such Hotels for front office software, standard interfaces and DB/C licenses by crediting to HII such amount against the final amount due Vendor from HII as set forth in Exhibit 3.2.1. In the event a Hotel does not accept an amendment or novation to Vendor's existing agreement(s) with the Hotel to conform to the arrangements contemplated by this Agreement (including Sections 3.2.2 and 3.5 hereof), then Vendor shall so notify HII and HII shall not make any payments as described in this Section to such Hotel and in which case, Vendor shall have no obligation to make any rebates to HII, unless and until such Hotel does execute such amendment or new agreement and HII authorizes such payment.

          3.7.2 PENDING AND FUTURE SALES BY VENDOR. After the date of this Agreement, Vendor shall direct all inquiries regarding the purchase of property management systems received from Hotels to HII and shall not thereafter make the System Software available to any Hotel, except through HII or the Affiliates. Vendor shall be entitled to complete the pending sales identified on the list delivered pursuant to Section 3.7, provided that such sales are consummated prior to the date of execution of this Agreement. Pending sales which are consummated within the aforementioned time period shall be handled through the same rebate procedure employed with respect to prior sales as described in Section 3.7.1.

          3.7.3 NO THIRD PARTY BENEFICIARIES. The provisions of this Section 3.7 concerning the payments to be made by HII and Vendor are intended solely for the benefit of HII and Vendor and shall not give rise to any right to payment in favor of any third party, including any Hotel or any third party licensor of software or equipment sold to a Hotel, the parties hereto agreeing that there are no intended third party beneficiaries of the obligations set forth in this Section 3.7.

          3.7.4 SALES OF COMPLEMENTARY PRODUCTS. HII acknowledges that Vendor may, from time to time, offer software products in addition to the System Software. Except as expressly provided herein, this Agreement shall not serve to limit the sale or licensure by Vendor of such additional products to the Hotels, provided that such additional products meet HII standards for such products which may then be in effect.

     3.8 TERMINATION OF SITE LICENSE AND SUPPORT AGREEMENTS. Vendor acknowledges and agrees that each Site License and Support Agreement distributed by HII in accordance with this Agreement shall automatically terminate upon the expiration (without renewal) or earlier termination of the Franchise Agreement pursuant to which such Hotel operates as a Hotel. Vendor agrees to take such reasonable action as HII may request to ensure that the Site License and Support Agreement is terminated upon the expiration (without renewal) or earlier termination of the Franchise Agreement and that the Hotel ceases to use the System Software. In the event a Site License is terminated for any reason, such Site License shall automatically be added to the number of Site Licenses which have been purchased by HII and shall be available for distribution to any other Hotel without the payment of any additional fee to Vendor or any of Vendor's licensors, unless the license to use the System Software is not re-issued within 12 months following the date on which the particular Site License was terminated.

     3.9 CUSTOMER SERVICE STANDARDS. Vendor shall comply with HII's customer service standards as set forth on Exhibit 1.8.

                                      ARTICLE IV

                                 SOFTWARE DEVELOPMENT

     4.1 DELIVERY OF SPECIFICATIONS. The parties acknowledge that HII has provided interface specifications to Vendor as set forth below:

          (a) One Way Interface - previously delivered.

          (b) Phase I of the Two Way Interface - delivered approximately 10 days after the execution of the Original Agreement.

          (c) Phase II of the Two Way Interface - specifications were developed jointly by HII and Vendor within approximately 10 days after the execution of the Original Agreement.

          (d) MIP - No Specification will be delivered. Development will occur as set forth in Section 4.2.6.

     Vendor shall obtain specifications for Unix-based third party interfaces in accordance with Exhibit 4.1.

     Upon completion of the mutually agreed upon specifications, such specifications shall become a part of this Agreement and attached hereto as
Exhibit 4.1.

     HII hereby grants to Vendor the following:

          (a) a license to use specifications provided to Vendor by HII or jointly developed by Vendor and HII for the sole purpose of developing and testing the Two Way Interface and Vendor's other software to work with Holidex at Hotels, including establishing Software-Holidex interfaces; and

          (b) a license to use MIP software for the sole purpose of connecting approved third party hotel automation systems with the Basic PMS System at the Hotels.

     4.2 SOFTWARE DEVELOPMENT. Vendor agrees to develop interfaces that conform to the specifications as are attached as Exhibit 4.1 and to develop other software to levels acceptable to HII pursuant to the following requirements:

          4.2.1 ONE WAY INTERFACE. Vendor will complete all work necessary to provide a One Way Interface no later than 60 days following the execution of the Original Agreement. At such time and thereafter, Vendor shall provide the One Way Interface as a part of the System Software at no additional charge to HII, Affiliates or the Hotels. Vendor warrants that the One Way Interface will enable HII and the Hotels to perform the following functions on the Basic PMS System:

          -    Receive reservations as and when delivered by Holidex;

          - Automatically update each Hotel's System with reservations data as the reservations occur;

          - Receive Holidex Administrative Messages (e.g. modifications, additions, and deletions to reservations).

          4.2.2 TWO WAY INTERFACE-PHASE I. Vendor will develop and provide a Two Way Interface for Data Collection/Detailed Checkouts pursuant to HII specifications. The parties currently intend that such development be completed within 60 days of the delivery of the specifications to Vendor. If the work required by the specifications cannot reasonably be completed within such 60 day period, the parties will mutually and in good faith agree on a work plan for completion of the development. Vendor must then complete development according to the work plan. At such time and thereafter, Vendor shall provide such Two Way Interface to HII or to the Hotels as part of the System Software at no additional charge to HII or to the Hotel. Vendor warrants that the Two Way Interface will enable HII and the Hotels to perform the following functions on the Basic PMS System:

          - Transmit detailed checkout data to Holidex per specifications, including but not limited to Travel Agent Commission Payables
               (TACP);

          - Transmit Electronic Data Transmission (EDT) to Holidex per specifications;

          - Transmit revenue and operating statistics as may be required by HII to Holidex;

          -    Allow for Credit Authorization via magnetic card reader.

          4.2.3 TWO WAY INTERFACE-PHASE II. Vendor will develop and provide the Two Way Interface for Inventory Updates within approximately 180 days after the completion of the joint development of the specification as set forth in Section 4.1(c) above. The 180 day period may be extended for a reasonable period of time, as may be mutually agreed upon by HII and Vendor. At the time of completion of development of the interface and thereafter, Vendor shall provide such Inventory Updates Two Way Interface to HII, and Vendor and HII shall cooperate in distributing such interfaces as set forth above in
     Section 3.3.1. Vendor warrants that the Inventory Updates Two Way
     Interface will enable HII and the Hotels to perform the following functions on the Basic PMS System:

          - Full inventory conditions synchronization between each Hotel's Basic PMS System and Holidex

          - Transmit and receive additions, modifications or deletions from the Basic PMS System to Holidex;

          -    Transmit and receive administrative messages and broadcasts;

          - Current day and future inventory related events are synchronized with Holidex;

          4.2.4 CCA/EDT. Vendor will establish CCA/EDT independent of Holidex with Citibank and with one other bank as required by HII by no later than 60 days following the date on which Vendor receives the specifications from such banks. Such timing may be mutually extended by the parties.

          4.2.5 UNIX THIRD PARTY INTERFACES. Vendor will complete all work necessary to provide the Third Party Interfaces listed on Exhibit 4.2.5 on Unix no later than 60 days after the execution of the Original Agreement, provided, however, such time period may be mutually extended for a reasonable amount of time. At the time of completion and thereafter, Vendor shall provide Unix based Third Party Interfaces listed on Exhibits 4.1 and
     4.2.5 to Hotels and Affiliates as a part of the System Software at no additional charge to HII and as a part of Vendor's obligations under the Support Agreement with each Hotel. When available, the Unix based Third Party Interface may be included as a part of the System Software distributed by HII, at the rates for such interfaces set forth on Exhibit
     3.2.1. Vendor warrants that the Third Party Interfaces will enable HII and the Hotels to perform the following functions on the Basic PMS System: collection of and processing of data from third party systems required by HII.

          4.2.6 MIP THIRD PARTY INTERFACE. HII will provide Vendor with all information possessed by HII that may be required in developing an interface between the System

     Software and the MIP and will assist Vendor in developing such interface. Vendor will develop a MIP interface that will enable the Basic PMS System to send and receive information to and from third party systems listed on
     Exhibit 4.2.5 in usable form. Such development shall be completed within 60 days of the execution of the Original Agreement or within a reasonable extension time period as may be mutually agreed upon.

          4.2.7 ROOM TYPES. Vendor will develop the capability for the System Software to allow four (4) character room types and allow the total number of room types as specified by HII in Exhibit 4.1 to be used as the sole identifier of rooms in the Basic PMS System. The parties acknowledge that such development has been completed and is available for use by Hotels and Affiliates as part of the System Software and shall be distributed to the Hotels at no additional charge to HII or to the Hotels.

          4.2.8 REVENUE AND OCCUPANCY TRANSMISSION CAPABILITIES. Vendor will work with HII in developing Revenue and Occupancy Transmission capabilities between the System Software and HII and will implement the capabilities in the System Software once developed. Such development shall begin at such time in the future as HII deems appropriate after giving Vendor at least 30 days notice of HII's desire to proceed and shall be completed by a mutually agreed upon reasonable date.

          4.2.9 SEAMLESS INTERFACE. Vendor will work with HII to develop the Seamless Interface. The specifications and design of the Seamless Interface shall be completed jointly by HII and Vendor. Such development shall be completed within 12 to 24 months following the execution of this Agreement, and the total fee charged by Vendor and paid by HII for Vendor's services relating to the Seamless Interface shall not exceed cost plus five (5) percent.

          4.2.10 UPGRADES AND ENHANCEMENTS. Vendor will exercise reasonable diligence in developing software upgrades and enhancements that may be requested from time to time by HII. Unless otherwise agreed by the parties, software upgrades and enhancements custom developed for HII shall be the property of Vendor but shall become a part of the System Software and shall be licensed to the Hotels and Affiliates pursuant to the Site License to be used exclusively with Holidex at Hotels and Affiliates, and Vendor will not license or otherwise distribute such software upgrades and enhancements to any other party. Notwithstanding the foregoing, HII shall retain an unrestricted right to use and to provide to third parties any ideas, know-how, methods, techniques or technical information that is provided to Vendor by HII or that HII assists Vendor in developing. Except as may be specifically agreed by the parties, if Vendor develops upgrades and enhancements for general release and HII is not required to pay for substantially all of the development costs of such upgrades and enhancements, and the upgrades and enhancements are not able to interface with or otherwise provide access to Holidex, then the exclusivity restriction set forth above shall not apply to such general releases.

          4.2.11 DELAYS AND EXTENSIONS. The parties acknowledge that the time limits established above for the completion of development (with the exception of the One Way and Third Party interfaces) are dependent on Vendor receiving correct specifications for the interfaces and on HII making internal coding changes to Holidex so that Holidex can receive transmissions from the Basic PMS System. If any delays are caused by HII, the completion dates established herein shall be extended for a time period equal to the delay period caused by HII. Additionally, if HII delivers a specification containing an error or omission which requires changes to be made in the interface, the parties will mutually agree upon a reasonable extension of the completion time limit.

     4.3 DEVELOPMENT EXPENSES.

          4.3.1 ONE WAY INTERFACE. Vendor shall bear all costs and expenses connected with the development of the One Way Interface.

          4.3.2 TWO WAY INTERFACES. HII will provide and pay the salaries of up to five (5) qualified software developers who will work under the direction and control of Vendor in developing the Two Way Interface described in this Agreement and any two way interfaces or enhancements to the two way interfaces that may be required by HII in the future. Such developers shall be provided to Vendor no later than August 31, 1991. Vendor shall be responsible for the activities of such personnel within the scope of their interface development activities. Vendor will provide a project leader and all other personnel necessary to the development of the Two Way Interface within the time limits set forth in this Agreement. Vendor will also provide such personnel in the development of any interfaces that may be required by HII in the future. Each party will bear all costs and expenses incurred by that party and its employees during the development of the interfaces, except that HII will pay the hotel room costs of Vendor personnel who must travel to a location designated by HII and will allow Vendor to use HII equipment that is directly necessary to the development requirements set forth in this Agreement.

          4.3.3 REVENUE AND OCCUPANCY TRANSMISSION CAPABILITIES. Payment for Vendor's services in developing Revenue and Occupancy Transmission capabilities shall be at a mutually agreed upon cost plus fee, with Vendor's fee not to exceed cost plus five (5) percent. Cost shall include the cost of reasonable previously established employee benefits and reasonable costs directly attributable to such development, but shall not include office overhead or other costs that would be incurred by Vendor regardless of such development. HII shall reimburse Vendor for all adequately documented ordinary and reasonable expenses directly incurred by Vendor in developing the Revenue and Occupancy Transmission capabilities.

          4.3.4 SOFTWARE ENHANCEMENTS. If HII requires software enhancements to the interfaces, HII will pay the cost of developing the enhancements, except, however, if an upgrade or enhancement requirement was caused by Vendors negligence or a malfunction of Vendor-supplied software or hardware, Vendor shall pay such development costs. Cost as used in this paragraph shall have the same definition as used in Section 4.3.3 above.

          4.3.5 OTHER CAPABILITIES. Cost of required interface and software development not otherwise specifically provided for herein shall be Vendor's responsibility (e.g. CCA/EDT, four character room type development).

          4.3.6 FUTURE DEVELOPMENT NOT SET FORTH IN THIS AGREEMENT. The cost of software development not required by this Agreement that may be (a) requested by individual Hotels and (b) approved in advance in writing by HII shall be borne as may be agreed between Vendor and the Hotel.

     4.4 OWNERSHIP. Vendor shall own any and all copyrights and patent rights in and to any software that emanate from and are attributable to Vendor as a result of Vendor's development of the software. Vendor's copyrights, patent rights and other proprietary rights shall not extend to the specifications or to any ideas, concepts or information provided by HII. If HII provides an idea, know-how, method, technique or technical information to Vendor during the term of this Agreement or assists Vendor in the development of same, HII will retain the unrestricted right to use and to provide to third parties the ideas, know-how, methods, techniques or technical information during and after the termination of this Agreement notwithstanding any proprietary rights Vendor may have in any software developed under this Agreement. Further, all specifications, software, and technical data provided by HII and all information concerning the MIP are owned and are trade secrets of HII to be used by Vendor solely as set forth in this Agreement. Notwithstanding any other provision hereof, nothing contained herein shall be construed to grant to Vendor ownership of, or any right or title in any software product that HII has developed outside of this Agreement. Each party shall retain ownership of any and all copyrights, trade secrets and patent rights in and to any software, algorithms, formulas, ideas, know-how, methods, techniques and the like which that party had the right to prior to the execution of this Agreement and the other party shall use and disclose same only as allowed in this Agreement.

          4.4.1 INTERFACES, ENHANCEMENTS AND MODIFICATIONS, GENERALLY. In the event HII desires to have developed any interfaces, including the Unix Third Party Interfaces and the Seamless Interface, and any modifications, enhancements and upgrades to the System Software, and so long as this Agreement shall remain in effect, HII shall first offer Vendor the opportunity to develop such product, and Vendor shall use its reasonable best efforts to perform and complete such development work, at the consultant rate of fifty dollars ($50.00) per hour (adjusted annually based upon the percentage change, during such period, in the Cost of Living Index published by the Bureau of Labor Statistics). Vendor will keep HII informed as to the progress and costs incurred towards developing the interfaces, modification, upgrades or enhancements requested by HII.
     Except with respect to the interfaces which Vendor has agreed to develop by specific reference in this Agreement, Vendor shall perform such development work on a schedule reasonably acceptable to HII and Vendor. In the event that Vendor fails to complete such work (including the development work set forth in this Agreement) on the terms agreed with HII, HII shall be entitled to cause alternative contractors to perform or complete such development upon thirty (30) days advance written notice to Vendor, and Vendor will cooperate with HII and its contractors, at the expenses and to the extent requested by HII, in completing the development effort refused or not completed by Vendor. So long as HII is an authorized Vendor licensee for Vendor proprietary products, and subject to Vendor's right of first refusal to perform the development work requested, HII shall retain the right to modify and enhance the System Software and its components, modules and interfaces, by itself, or through any outside consultants that it chooses to retain. Vendor shall provide to HII the source code for the System Software as HII may reasonably request to enable HII or HII's consultants to perform the development work required and to provide continuing support to the Hotels for such interfaces, upgrades, modifications and enhancements. Any such interfaces, upgrades, enhancements or modifications created by HII or its consultants shall be the property of HII and shall be considered to be outside the terms of this Agreement and the Support Agreements with the Hotels for the purposes of maintenance of such modifications or enhancements. At such time as Vendor has certified such modification or enhancement for use with the System Software, which certification shall not be unreasonably withheld, conditioned or delayed, HII shall license the modification or enhancement to Vendor, solely for distribution to HII, Affiliates and the Hotels pursuant to this Agreement and the Site Licenses. In connection with Vendor's certification procedures, HII shall deliver to Vendor the source code and other information Vendor may reasonably request. Each party agrees that any consultants retained by it shall be bound by the terms and conditions of the Confidentiality Agreement dated January 19, 1991, and signed by the parties. If HII modifies or enhances the software without Vendor's assistance or involvement, any such modifications or enhancements, if identified by HII as proprietary, shall not be reproduced or marketed by Vendor without the express written permission of HII, but nothing contained herein shall be construed to prevent Vendor from independently developing any of its own modifications or enhancements even if functionally equivalent to HII's modifications or enhancements.

     4.5 LICENSES GRANTED BY VENDOR. Vendor hereby grants to HII an exclusive, perpetual and fully paid license to use all the software, source codes, object codes, manuals, file layouts, designs and other documentation included among the Materials for the software developed by Vendor pursuant to this Agreement or the Original Agreement (provided, however, such exclusivity does not apply to the four digit room type and the third party interfaces that are Unix based) and a perpetual nonexclusive license to use all software, source codes (if any), object codes, manuals, file layouts, designs and other documentation included among the Materials for all other components of the System Software. The exclusive nature of HII's license to use software other than the One Way Interface, the Two Way Interface and any other software developed in the future by HII and Vendor shall expire one year after all such software has passed the HII Acceptance Test for such software; thereafter the license to use such software shall be non-exclusive. HII's right to use the Materials relating to the System Software shall be limited to (i) the right to use, test and evaluate the System Software, (ii) send and receive information to and from Hotels and Affiliates via such software, (iii) to use any and all training, installation and implementation materials in connection with the installation and implementation of the System Software at the Hotels and Affiliates and the training of their personnel, and (iv) subject to the obligation to offer
Vendor the opportunity to develop future enhancements or modifications to the System Software described in Section 4.4.1, to develop or have developed, modifications and enhancements to the System Software and to support and maintain such modifications and enhancements (and the other components of the System Software following expiration of this Agreement or its earlier termination by HII as a result of Vendor's default), provided, however, HII also shall have the right to use, market, distribute and sublicense the System Software and object code versions of any other software, including modifications and enhancements to the System Software developed by Vendor or HII or its consultants, and the right to support and maintain modifications and enhancements to the System Software developed by HII or its consultants pursuant to Article III and Section 4.4.1 of this Agreement and as provided in the Escrow Agreement. All of the foregoing rights and licenses shall survive the termination or expiration of this Agreement.

     4.6 MODIFICATIONS IN SPECIFICATIONS. HII reserves the right to modify the specifications at any time without prior notice to Vendor. Upon receipt of such modifications to the specifications, Vendor shall promptly quote time and cost estimates for making changes in the System Software to reflect such changes. Upon receipt of written approval of HII, Vendor shall diligently develop the capabilities for implementing the modifications and shall make such modifications to the System Software to HII's satisfaction within a reasonable amount of time after receiving notification of the modifications to the specifications. If such modifications require changes in Vendor's interface or other software, equipment, or system architecture, all such changes shall be Vendor's sole responsibility and shall be at Vendor's sole cost and expense; provided, however, HII shall provide up to five (5) qualified software developers to Vendor to be directed by Vendor in making such modifications and HII shall pay for the cost of distribution of the modified software; and provided further, that if additional equipment or third party software is necessary at Hotels to accommodate the modifications, Vendor shall not be responsible for the cost of such equipment or software.

     4.7 MODIFICATIONS OF HOLIDEX. HII reserves the right to modify Holidex, including but not limited to changes in line protocol and format, at any time at HII's sole discretion. Vendor understands that this may require changes in the specifications and subsequent changes in Vendor's HII interfaces or other software, equipment or system architecture in order for the Basic PMS System to interface with Holidex and that all such changes shall be Vendor's sole responsibility and shall be at Vendor's sole cost and expense, provided, however, HII shall provide up to five (5) qualified software developers to Vendor to be directed by Vendor in making such modifications and HII shall pay for the cost of distribution of the modified software. Notwithstanding the foregoing, if HII requires new equipment or operating systems (Novell, DOS or Unix) at Hotels as a result of such modification to Holidex, Vendor shall not be responsible for the cost of such additional equipment.

     4.8 TESTING. All software developed by Vendor pursuant to this Agreement must pass an HII Acceptance Test which will have been defined with the specifications. Vendor shall provide its software and software documentation to the location of HII's Information Technology division for preliminary acceptance testing and preliminary written certification by HII prior to interfacing the System Software to Holidex and its or Hotel's site for on-line final testing and final written certification. While the preliminary testing and certification processes are ongoing, Vendor agrees to send to the premises of HII qualified systems development and operations personnel, who are familiar with Vendor's software, so that problems with Vendor's interface software uncovered during testing can be corrected immediately.

     4.9 CERTIFICATION AND INTERCONNECTION. Upon final written certification, Vendor or Hotels will be authorized to maintain an on-line connection to Holidex. Such final written certification shall be subject to a continuing condition that Vendor's software not cause at any time any Holidex integrity or operating problems or any loss of or damage to Holidex. In the event any such problems occur, HII shall notify the President of Vendor of the problem with all available relevant information that Vendor may request. If the problem does not involve a risk of loss of use or of proper operation of Holidex, Vendor shall have 30 days from the date of notice to correct the problem. If the problem could, in HII's sole reasonable judgment, cause a loss of use or of proper operation of Holidex if not immediately corrected, HII shall have the right to withdraw certification of Vendor's software and disconnect the Basic PMS System-Holidex interface prior to giving notice to Vendor. Further, HII shall have the right to take all other steps reasonably necessary to prevent further problems, losses or damages including, but not limited to, notifying third parties of the withdrawal of certification, disconnection, or difficulties encountered. Vendor hereby releases HII, Holiday Inns
Franchising, Inc., their parent and subsidiary corporations and Affiliates and all their respective officers, employees, directors and agents from any and all liability arising out of or relating to such withdrawal of certification, disconnection, or notification to third parties and any other steps taken by HII to prevent further problems, losses or damages to Holidex or any system.

     Vendor shall have reasonable access to the HII Holidex testing facility to verify any problems HII has found to exist.

     4.10 VENDOR REPRESENTATIVE. At all times that Vendor's System Software is interfaced with Holidex, Vendor shall have a designated representatives available by telephone on a 24-hour per day, seven day per week basis so that HII may notify such representatives of any Holidex integrity or operating problems. Such representatives shall cooperate fully in locating, isolating and correcting such problems, however, HII reserves the right at all times to disconnect the Basic PMS System-Holidex connection as provided above. For the purposes of this Agreement, Vendor's representatives shall be:

          Terry Green
          Penny Sellers, President

          all at the following address:

          Encore Systems, Inc.
          900 Circle 75 Parkway
          Suite 1700
          Atlanta, Georgia 30339
          (404) 612-3500

     Vendor shall immediately notify HII in writing of any change in its designated representative, address or phone number.

     4.11 LIMIT OF RESPONSIBILITY. HII shall be responsible for providing correct specifications to Vendor and Vendor shall have the right to rely on the accuracy of the specifications. Notwithstanding HII's agreement and efforts to provide specifications, consulting and testing services, Vendor is exclusively responsible for developing the interface software and the use of such software with Holidex. HII shall not be responsible for the Basic PMS System-Holidex interface. In no event shall HII be liable for indirect, incidental, consequential, punitive or exemplary damages including, but not limited to, any lost profits or lost savings.

     NO SERVICES PERFORMED BY HII SHALL BE DEEMED A WARRANTY OF VENDOR'S PRODUCTS, INCLUDING THE SYSTEM SOFTWARE FOR ANY PURPOSE WHATSOEVER.

     4.12 WARRANTY DISCLAIMER. HII MAKES AND VENDOR AND ITS SUBSIDIARIES RECEIVE, NO WARRANTY, EXPRESSED OR IMPLIED, PARTICULARLY NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AGAINST INFRINGEMENT. ALL INFORMATION AND MATERIALS SUPPLIED BY HII HEREUNDER IS SUPPLIED "AS IS" AND "WITH ALL FAULTS."

     4.13 NON-EXCLUSIVE AGREEMENT. It is HII's intent that during the development of the two way and third party interfaces, and for up to one year following the date of execution of this Agreement (or 180 days after completion of Phase II of the Two Way Interface, whichever occurs first), HII will work solely with Vendor in the development of interfaces that fulfill the needs of the Holiday Inn hotel system, as determined by HII and subject to any legal restrictions that may exist or be imposed. During this development period, HII will name Vendor as the HII Preferred Vendor for property management systems. Vendor acknowledges, however, that nothing herein shall preclude HII from supplying any specifications to any other party or from approving interfaces between Holidex and any other system or naming other Preferred Vendors of property management systems.

                                      ARTICLE V

                                  GENERAL PROVISIONS

     5.1 ASSIGNMENT. This Agreement may not be assigned or performance delegated by Vendor without the prior written approval of HII, which approval shall not be unreasonably withheld or delayed, provided such potential assignee demonstrates the capability to fulfill the obligations of this Agreement. Any attempted assignment or delegation of this Agreement or duties hereunder without such written approval shall be void. Purchase of more than 50 percent of the ownership interest of Vendor by a third party shall be deemed an assignment for purposes of this Agreement. In no event shall this paragraph prohibit any sale by Vendor's of Vendor's company. HII may assign any or all of its rights or benefits hereunder and delegate any performance due to any Affiliate, provided that such assignment or delegation will not relieve HII of its obligations hereunder, unless expressly agreed to in writing by Vendor.

     5.2 RELATIONSHIP OF PARTIES. This Agreement is not intended to nor does it create or establish an agency, partnership or joint venture relationship between HII and Vendor. Each party to this Agreement is an independent contractor. Neither party is the legal representative or agent of or has the power to obligate the other for any purpose whatsoever.

     5.3 INDEPENDENT DISCRETION. Except as otherwise provided for herein, this Agreement is not intended to and shall in no way prevent Vendor from exercising its independent discretion in selection of customers or from selling at whatever price it deems necessary to any party in its sole discretion. This is not an exclusive agreement. Although HII does not intend to provide development assistance to other vendors of property management systems, HII may provide the services and status to other vendors as are provided under this Agreement, subject to the restrictions set forth in this Agreement.

     5.4 TERM. This Agreement shall be for a term of ten (10) years, commencing with the date of execution hereof; provided, however, (i) HII may terminate this Agreement at any time by giving Vendor notice of such termination at least 90 days in advance and (ii) either party may terminate this Agreement as a result of the default of the other party as provided in
Section 5.5 below. The respective obligations of the parties hereto with respect to the Escrow Agreement, and the Escrow Agreement itself, shall survive any such termination of this Agreement unless expressly agreed in writing by HII following such termination.

All obligations of Vendor and all rights and licenses granted to HII, the Hotels and Affiliates pursuant to the Site Licenses, Support Agreements or other license/equipment sales agreements with Hotels shall continue as set forth therein, without regard to any termination of this Agreement.

          5.4.1 RIGHTS UPON EXPIRATION OR TERMINATION BY HII. Upon the expiration of the term of this Agreement and nonrenewal by the parties of the Agreement or upon the earlier termination of the Agreement by HII as a result of any default by Vendor, HII shall have a perpetual, non-exclusive, fully-paid and royalty-free right and license to use the most-recent version of the Materials relating to the System Software at that time, solely to enable HII or its consultants to continue to provide the System Software to the Hotels or the Affiliates and to support, maintain, upgrade, enhance and modify the System Software. HII shall be entitled to sublicense and/or distribute the System Software as contemplated by this Agreement, provided HII pays the license fees required for additional Site Licenses as contemplated by Section 3.2.1 and the Exhibits referenced therein; provided, however, that HII shall not be required to pay any license or other fees in the event Vendor or its successor ceases doing business as a going concern, or following the twenty-fifth (25th) anniversary of the expiration or earlier termination of this Agreement. Unless and until the expiration or earlier termination of this Agreement as a result of any default by Vendor (as defined in Section 5.5 below), and except as provided in the Escrow Agreement, Vendor shall have the exclusive right to provide software maintenance services with respect to the System Software.

          5.4.2 RIGHTS UPON TERMINATION BY VENDOR. Upon the termination of this Agreement by Vendor as a result of any default by HII, HII shall not be entitled to purchase any additional Site Licenses for the System Software, however such termination shall not limit HII's ability to distribute or sublicense any copies of the System Software it has previously purchased under Site Licenses for which it has paid. The rights and licenses granted to HII pursuant to Article IV of this Agreement, including, without limitation, the right to possess, use, license, distribute, modify and support the software and interfaces developed by Vendor pursuant to such
     Article IV, as well as the respective rights and obligations of the parties hereto pursuant to Section 3.3.3 hereof and the Escrow Agreement, shall survive any such termination of this Agreement, unless HII elects to terminate the Escrow Agreement following termination of this Agreement. No termination of this Agreement shall in any way affect the rights and licenses granted to HII, its Affiliates or the Hotels pursuant to the Site Licenses, the

     Support Agreements, or serve to relieve Vendor of its obligations thereunder.

     5.5 DEFAULT. Should a party fail to perform any of its obligations, fail to fulfill any conditions of this Agreement or should any of the representations or warranties of a party prove to be untrue (any of which shall be deemed a "default"), and such default is not cured within 30 days after written notice, specifying the nature of the default, or, at the option of HII, in the event of a breach or default (however defined) under any agreement between HII or its Affiliate and Vendor regarding the use, licensing or distribution of the System Software in countries not covered under this Agreement, the non-defaulting party may terminate this Agreement upon written notice giving the date of termination and may exercise any other rights it may have at law or equity (including, but not limited to, the rights under the Escrow Agreement).

     5.6 INSOLVENCY. Except for the provisions dealing with the Escrow Agreement, this Agreement shall automatically terminate should either party become bankrupt or insolvent, however evidenced.

     5.7 LICENSE TERMINATION. Except as expressly provided in this Section 5.7, in the event of termination of this Agreement, any license granted by HII to Vendor hereunder shall automatically terminate. Vendor shall, within 30 days of such termination, return all specifications and other materials and information supplied to it by HII in whatever form. Such termination shall not affect the rights of HII, the Hotels or Affiliates under the Site Licenses, Support Agreements, the Escrow Agreement or other license/equipment sales agreements between such parties and Vendor. Vendor agrees that following the termination or expiration of this Agreement for any reason, it will not, directly or indirectly, license, sell, or otherwise distribute the One-Way Interface, the Two-Way Interface, the Seamless Interface or any other software that interfaces with, connects to or communicates with Holidex (or any successor thereto), without the prior written permission of HII. The license rights granted by HII to Vendor hereunder shall survive any termination of this Agreement to the limited extent any such license is required for Vendor to fulfill its warranty or support obligations to the Hotels and Affiliates. Any continuation of such license rights shall not apply to Hotels or Affiliates which cease to be Hotels or Affiliates.

     5.8 CONFIDENTIALITY. Vendor agrees to keep all information received from HII or developed for use with Holidex or the interfaces described herein in strictest confidence. Such information shall not be disclosed to third parties except under an appropriate burden of confidentiality or used for any purpose other than as allowed by this Agreement unless specifically authorized by HII in writing. The Confidentiality Agreement between HII and Vendor, dated January 18, 1991, is incorporated herein by reference and remains in full force and effect. Except as authorized in writing by the other party, neither party shall use or disclose to third parties any confidential information (or the existence thereof) concerning the business of the other, including but not limited to information technology and new developments, that either may acquire in the course of its activities under this Agreement, and each shall take reasonable precautions to prevent any such disclosure by any employees.

     5.9 CERTIFICATION. The parties understand and agree that by certifying Vendor's interface software as having passed HII's test procedures in a test environment in no way limits or negates Vendor's obligations and responsibilities hereunder when Vendor's software is actually connected to Holidex and is used operationally by Vendor and/or Hotels. Further, the parties agree that preliminary testing and certification of Vendor's system does not imply or guarantee that Vendor's system will operate on-line at Hotels. Certification shall only apply to the interface software version and its effective date all as identified in HII's certification letter.

     5.10 TRADEMARKS AND SERVICE MARKS. The parties agree that nothing herein shall give either party the right to use the trade names, company names, trademarks or service marks of the other party in any way without the prior written consent of the other party.

     5.11 RIGHT OF FIRST REFUSAL. In the event that Vendor, during the term of this Agreement, desires to enter into any transaction, or a series of related transactions, involving either (i) the sale or assignment of it rights and interests in the System Software, or (ii) a change in control over the properties and assets of Vendor, whether by sale of assets, sale and issuance (to persons other than the current shareholders of Vendor) of common or other voting stock which would constitute more than 50% of its outstanding shares of such stock after such sale and issuance, or pursuant to a merger or other business combination in which Vendor is not the surviving entity (each a "Transaction"), Vendor will not engage in such Transaction, or make or accept any offer to engage in such Transaction, unless it has first offered HII the opportunity to assume and perform the terms of the Transaction and HII shall have failed to accept such offer within the time required. Any offer by Vendor pursuant to this Section 5.11 shall be in writing, shall describe the nature of the Transaction in which Vendor proposes to engage, and shall be accompanied by a copy of the written offer from the party or parties to such proposed Transaction other than Vendor (the "Proposed Purchaser"), setting forth the complete terms and conditions applicable to such proposed Transaction, including, without limitation, the purchase price and payment terms, and shall be accompanied by a copy of all information regarding

Vendor and the proposed Transaction as has been furnished to the Proposed Purchaser, including, without limitation, financial information, lists of customers and suppliers, descriptions of properties and assets (whether tangible or intangible), appraisals, stockholder lists, environmental audits and the like. HII shall have a period of two weeks following receipt of the offer (and all information required to be delivered therewith) to determine whether or not it will accept such offer. During such two-week period, Vendor will provide HII and its agents and representatives such reasonably available additional information as HII may require in order to evaluate the offer, all at HII's expense, but this provision shall not extend the two-week period. If HII fails to accept the offer within the time required, Vendor shall be free to consummate the Transaction with the Proposed Purchaser, on terms which are no more favorable to the Proposed Purchaser than as set forth in the offer to HII. In the event the Transaction is not completed within 120 days following HII's receipt of the offer, Vendor shall not consummate the Transaction without once again making the offer to HII described herein.

     5.12 NOTICES. All notices provided for in this Agreement shall be in writing, addressed to the appropriate party specified below:

     HII:           Holiday Inns, Inc.
                    Three Ravinia Drive, Suite 2000
                    Atlanta, Georgia 30346-2149
          Attn:     Vice President Information Technology

     VENDOR:        Encore Systems, Inc.
                    900 Circle 75 Parkway
                    Suite 1700
                    Atlanta, Georgia 30339
          Attn:     Penny Sellers, President

Notices of default or termination must be sent United States Mail, return receipt requested.

     5.13 GOVERNING LAW AND JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia and venue shall lie in Atlanta.

     5.14 INDEMNITY. Vendor agrees to indemnify and hold harmless HII, Holiday Inns Franchising, Inc. and their divisions, subsidiaries, affiliates, officers and employees (each a "Vendor Indemnified Party") against any and all claims (including but not limited to claims by Hotels), actions, liabilities, losses, costs, and expenses (including attorney's fees and court costs) of whatever kind or nature (even when the negligence of a Vendor Indemnified Party is alleged) arising or alleged to have arisen in whole or part out of (a) any alleged acts or omissions of Vendor, its employees, agents or subcontractors; (b) any alleged breach of this Agreement by Vendor; (c) the alleged failure of the System Software to conform to applicable specifications or warranties including implied warranties of merchantability and fitness for a particular purpose, (d) an alleged defect or deficiency in the System Software, the interfaces, or any components thereof, the System Software's or interfaces' design, manufacture or installation (other than for software elements provided by a Vendor Indemnified Party), and/or (e) any allegation that the software provided by Vendor to HII, Affiliates or Hotels (other than for software elements licensed directly by a Vendor Indemnified Party) violates another's proprietary rights. Notwithstanding the foregoing, Vendor shall not be responsible for damages caused by the gross negligence of a Vendor Indemnified Party or due to causes beyond the control of Vendor. The foregoing indemnities are subject to HII providing Vendor with reasonably prompt notice of any Vendor Indemnified Party having received notice of an indemnifiable occurrence. Vendor shall have control of the defense or settlement of any indemnifiable claim, action or proceeding brought by a third party provided, however, Vendor shall not make any admission or settlement that would be against any Vendor Indemnified Party's interests and Vendor shall keep HII informed of the status of such claim, action or proceeding. This indemnity shall survive the termination of this Agreement.

     5.15 NO GUARANTEE. HII does not guarantee or give any assurances that Vendor will obtain any particular amount of business by reason of this Agreement.

     5.16 INSURANCE. Vendor shall carry Broad Form Vendor's Liability Insurance coverage in an amount of not less than $1,000,000 (combined single limit per occurrence), such other insurance as is necessary to cover potential liabilities assumed by Vendor under this Agreement, and workers compensation insurance and employers liability insurance as required by law, with a reputable insurance company satisfactory to HII. Vendor shall provide HII with a certificate of insurance evidencing such coverage within 30 days of the execution of this Agreement showing HII as an additional insured and certificate holder and providing that such insurance shall not lapse or be cancelled or modified unless HII has been given 30 days prior written notice of the intended cancellation, termination or modification.

     5.17 ENTIRE AGREEMENT. This document, the exhibits, the letter dated May 17, 1991, regarding bailment of Holidex and HMS hardware and software, and the January 18, 1991 letter (copies of such letters being attached as Exhibit 5.17 hereto), all of which are incorporated herein by reference, set forth the entire Agreement between the parties hereto relating to the subject matter herein and cancels and supersedes any and all prior representations and agreements, whether oral or written, relating to the promotion of Vendor's system by HII including, without limitation, the Original Agreement. This Agreement may be modified or amended or any term waived only by a writing signed by a duly authorized representative of each party. Any attempted or purported amendment, modification or waiver that does not comply with this requirement shall be null and void. Vendor and HII or its Affiliates contemplate entering into similar agreements with respect to the use, licensing and distribution of the System Software in countries other than those covered by this Agreement. To the extent any such subsequent agreement contains terms, conditions or limitations which either desires to be made a part of this Agreement, HII and Vendor will negotiate in good faith to incorporate such terms, conditions or limitations into this Agreement by an appropriate amendment.

VENDOR:   ENCORE SYSTEMS, INC.          HII: HOLIDAY INNS, INC.

By:   /s/ Penelope A. Sellers           By: /s/ Illegible
     -------------------------------         --------------------------------

Title: President                        Title: Vice President
      ------------------------------          -------------------------------

                                AMENDMENT TO AGREEMENT

                                    AMENDMENT #1


Whereas, the undersigned parties have entered into a certain Amended and Restated Preferred Vendor Agreement (the Agreement) dated May 15, 1992 and:

Whereas, the undersigned parties are desirous of amending the aforementioned Agreement, it being to the mutual benefit of all parties to do so:

Now therefore, for and in consideration of mutual promises and other valuable considerations paid by each to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify and amend the aforementioned Agreement as follows:

          Folio Retention which was originally listed on Exhibit 3.2.1 of the Agreement as an optional software application will now be listed in
          Exhibit 1.3 and will be included in the Basic PMS System.

It is agreed by the parties hereto that all of the other terms and conditions of the original Agreement shall remain in full force and effect other than as modified herein. Upon execution by all parties, this Amendment shall be attached to and form a part of the Agreement.

                                      HOLIDAY INNS, INC.

                                      BY: [Illegible Signature]
                                         ------------------------------------

                                      ENCORE SYSTEMS, INC.

                                      BY: /s/Penelope A. Sellers
                                         ------------------------------------
                                              11/8/92 President

                                SECOND AMENDMENT TO
                  AMENDED AND RESTATED PREFERRED VENDOR AGREEMENT

     This SECOND AMENDMENT TO AMENDED AND RESTATED PREFERRED VENDOR AGREEMENT is entered into this 30 day of December, 1995, by and among ENCORE SYSTEMS, INC. ("Encore"), GLOBAL SYSTEMS AND SUPPORT, INC. ("Global") and HOLIDAY INNS, INC. ("HII").

     Pursuant to the terms of that certain Amended and Restated Preferred Vendor Agreement dated May 15, 1992, and as amended November 11, 1992 (the "Vendor Agreement"), by and between Encore and HII, Encore provides software support and other services to certain Hotels and Affiliates (as those terms are defined in the Vendor Agreement). Encore wishes to amend certain provisions of the Vendor Agreement so that Global may perform certain of those software support and other services. HII agrees to amend the Vendor Agreement pursuant to the terms and provisions provided herein.

     NOW THEREFORE, in consideration of the foregoing premises, the covenants and commitments set forth below and for other good and sufficient consideration, the parties agree as follows:

     1.   AMENDMENTS.

     (a) Section 3.5 (Software Support) of the Vendor Agreement is amended by adding the following paragraph at the end of Section 3.5:

          "Vendor may in its discretion assign any of the Support Agreements to Global Systems and Support, Inc. ("Global") (an "Assignment") at any time provided that such Assignment shall not create or be deemed to impose any new or additional obligations on the part of HII and further provided that Encore provides written notice to HII of the Assignment setting forth the Assignment's effective date and the name of the Hotel or Affiliate party to the assigned Support Agreement. Following any such Assignment of a Support Agreement, Global shall perform the duties and obligations under the Support Agreement in compliance with the terms of the Support Agreement, this Agreement and in a manner substantially the same as historically performed by Vendor. Global hereby makes and gives each of the representations and warranties of Vendor and agrees to perform each of the covenants and obligations of Vendor set forth in this Section 3.5. With respect to any assigned Support Agreement, HII agrees to treat Global as the "Vendor" for invoicing and billing purposes."

     (b) Section 3.6 (Billing Services) of the Vendor Agreement is amended by adding new section 3.6.8 as follows:

          "    3.6.8 ASSIGNMENTS TO GLOBAL. With respect to any Support
          Agreement assigned by Vendor to Global pursuant to the second paragraph of Section 3.5, Global shall be deemed to be the "Vendor" for all purposes under this Section 3.6 and shall perform the duties and obligations of Vendor as set forth in this Section 3.6."

     (c) Section 3.8 (Termination of Site License and Support Agreements) of the Vendor Agreement is amended as follows:

          (i) The first sentence is amended by replacing the word "Vendor" with the phrase "Each of Vendor and Global"; and

          (ii) The second sentence is amended by replacing the word "Vendor" with the phrase "Each of Vendor and Global".

     (d) Section 3.9 of the Vendor Agreement is amended by inserting the phrase "and Global" after the word "Vendor".

     (e) Article V (General Provisions) of the Vendor Agreement is amended as follows:

          (i) Section 5.1 (Assignment). The phrase "or Global" is added after the word "Vendor" in the first and third sentences and the phrase "or Global's" is added after the word "Vendor's" in the fourth sentence.

          (ii) Section 5.2 (Relationship of Parties). The phrase "and/or Global" is added immediately prior to the end of the first sentence.

          (iii) Section 5.4.1 (Rights Upon Expiration or Termination by HII). In the first sentence, the phrase "Vendor or Global" shall replace the word "Vendor". In the third sentence, the phrase "and Global" shall be added immediately following every reference to "Vendor".

          (iv) Section 5.8 (Confidentiality). The phrase "Vendor and Global agree" shall replace the word "Vendor". Further, Global agrees to be bound by the terms of Confidentiality Agreement referenced and incorporated by Section 5.8 as if Global were an original party thereto.

          (v) Sections 5.4 (Term), sub-section (ii), 5.5 (Default) and 5.10 (Trademarks). Global, Encore and HII acknowledge that the reference to "parties" or "party" shall be deemed to include Global.

          (vi) Section 5.11 (Right of First Refusal). The following sentence is added at the end of the text of Section 5.11:

               "For purposes of this Section 5.11, the term "Vendor" shall be deemed to include Global as well as Encore Systems, Inc. and the provisions of this Section shall apply to Global in all respects."

          (vii) Section 5.12 (Notices). The following text shall be added prior to the last sentence of Section 5.12:

               "GLOBAL:  Global Systems and Support, Inc.
                         900 Circle 75 Parkway
                         Suite 1700
                         Atlanta, Georgia 30339
               Attn:     Penny Sellers, President"

          (ix) Section 5.14 (Indemnity).

               (A) The following sentence shall be added immediately after the first sentence:

                    "Global agrees to indemnify and hold harmless the Vendor Indemnified Parties against any and all claims (including but not limited to claims by Hotels), actions, liabilities, losses, costs, and expenses (including attorney's fees and court costs) of whatever kind and nature (even when the negligence of a Vendor Indemnified Party is alleged) arising or alleged to have arisen in whole or part out of (a) any alleged acts or omissions of Global, its employees, agents or subcontractors; (b) any alleged breach of this Agreement by Global; (c) the alleged failure of the System Software to conform to applicable specifications or warranties including implied warranties of merchantability and fitness for a particular purpose to the extent such conformity failure is a result of any action by Global; (d) an alleged defect or deficiency in the System Software, the interfaces, or any components thereof, the System Software's or interfaces' design, manufacture or installation (other than for software elements provided by a Vendor Indemnified Party), to the extent such defect or deficiency is a result of any action by Global, and/or (e) any allegation that the software provided by Vendor to HII, Affiliates or Hotels (other than for software elements licensed directly by a Vendor Indemnified Party) violates another's proprietary rights to the extent that such violation is a result of any action by Global."

               (B) The phrase "neither Vendor nor Global shall be" shall replace the phrase "Vendor shall not be" in the existing second sentence.

          (x) Section 5.16 (Insurance). The phrase "Vendor and/or Global" shall replace the second occurrence of the word "Vendor" in the first sentence.

     2.   CROSS GUARANTEES.

     (a) Subject to Section 2(c) below, Encore hereby fully and unconditionally guarantees the full and timely performance by Global of Global's obligations under any and all assigned Support Agreements and under the Vendor Agreement as amended.

     (b) Subject to Section 2(c) below, Global hereby fully and unconditionally guarantees the full and timely performance by Encore of the obligations under Sections 3.5 and 3.6 of the Vendor Agreement as amended.

     (c) HII agrees that with respect to any disputes arising among HII and Global and Encore which give rise to Encore's and/or Global's guarantee obligations provided in this Section 2, each of Encore and Global may avail itself of the legal and equitable defenses available to the other with respect to its performance of the guaranteed obligations.

     (d) With respect to any default or failure by either Encore or Global to perform its obligations under Section 3.5 of the Vendor Agreement as amended or this Amendment, HII agrees to provide notice to both Encore and Global and permit Encore and Global to cure such default or failure to perform, in accordance with Section 5.5 of the Vendor Agreement as amended.

     (e) Notwithstanding the foregoing, nothing herein shall be deemed to create or impose any new or additional obligations on the part of Encore, except as solely set forth in Section 2(a) above, or to establish or grant any new or additional rights to HII except as specifically set forth in this Amendment.

     3.   REPRESENTATIONS.

     (a) Each of Encore and Global represents and warrants to HII that as of the date of execution of this Amendment, neither Encore nor Global has a present intention of transferring control of its business to any third party or of selling all or substantially all of its assets to any third party.

     (b) Each of Encore and Global represents and warrants to HII that Global has the corporate capacity and authority and the financial, operational, logistical, personnel and administrative resources and wherewithal to fully perform each and every obligation and duty assigned to Global pursuant to this Amendment.

     4. NO OTHER AMENDMENTS. Except as specifically set forth above, the terms and conditions of the Vendor Agreement shall remain and continue in full force and effect. Upon execution by all parties hereto, this Amendment shall be attached to and form a part of the Vendor Agreement.

     5. DUPLICATE EXECUTION. This Amendment may be executed in duplicates which, when taken together, shall constitute the full and binding agreement of the parties.

                            [Signatures On Following Page]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ENCORE SYSTEMS, INC.                    GLOBAL SYSTEMS AND SUPPORT, INC.

By:  /s/ Penelope A. Sellers            By:   /s/ Penelope A. Sellers
     --------------------------------        -------------------------------
     Penelope A. Sellers                     Penelope A. Sellers
     President                               President

HOLIDAY INNS, INC.

By:   /s/ Richard L. Smith
     --------------------------------
     Richard L. Smith
     Senior Vice President - Information
      Technology

                                AMENDMENT TO AGREEMENT

                                   AMENDMENT NO. 2

     WHEREAS, the undersigned parties have entered into a certain Amended and Restated Preferred Vendor Agreement (the "Agreement") originally dated May 15, 1992 and amended by that certain Amendment to Agreement Amendment No. 1, dated November 8, 1992; and

     WHEREAS, the undersigned parties are desirous of amending the aforementioned Agreement, it being to the mutual benefit of all parties to do so;

     NOW THEREFORE, for and in consideration of the mutual promises and other valuable consideration paid by each to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify Exhibit 3.2.1 to the Agreement by adding the following language thereto at the current end thereof:

     The foregoing notwithstanding, if more than fourteen hundred (1,400) licenses but fewer than sixteen hundred one (1,601) are purchased under this Agreement, such additional licenses will be acquired at Seven Hundred Fifty Dollars ($750.00) per copy of Software (as defined in the Agreement), in an increment of two hundred (200), payable as a one time license fee of One Hundred Fifty Thousand Dollars ($150,000) upon purchase of such incremental amount.

     It is agreed by the parties hereto that all of the other terms and conditions of the original Agreement shall remain in full force and effect other than as modified herein. Upon execution by all parties, this amendment shall be attached to and form a part of the Agreement.

                                        HOLIDAY INNS, INC.


                                        By:   /s/ [Illegible]
                                             ----------------------------------

                                        Name:
                                             ----------------------------------

                                        Its:
                                             ----------------------------------


                                        ENCORE SYSTEMS, INC.


                                        By:  /s/ Penelope A. Sellers
                                             ----------------------------------

                                        Name:
                                             ----------------------------------

                                        Its:
                                             ----------------------------------

                                 AMENDMENT TO AGREEMENT
                                    AMENDMENT NO. 3

     WHEREAS, the undersigned parties have entered into a certain Amended and Restated Preferred Vendor Agreement (the "Agreement") originally dated May 15, 1992 and amended by that certain Amendment to Agreement Amendment No. 1, dated November 8, 1992; and further amended by that certain Amendment to Agreement Amendment No. 2, and,

     WHEREAS, the undersigned parties are desirous of amending the aforementioned Agreement, it being to the mutual benefit of all parties to do so;

     NOW THEREFORE, for and in consideration of the mutual promises and other valuable consideration paid by each to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify Exhibit 3.2.1 to the Agreement by adding the following language thereto at the current end thereof

     The foregoing notwithstanding, if more than sixteen hundred (1,600) licenses but fewer than eighteen hundred one (1,801) repurchased under this Agreement, such additional licenses will be acquired at Seven Hundred Fifty Dollars ($750.00) per copy of Software (as defined in the Agreement), in an increment of two hundred (200), payable as a one-time license fee of One Hundred Fifty Thousand Dollars ($150,000) upon purchase of such incremental amount.

It is agreed by the parties hereto that all of the other terms and conditions of the original Agreement shall remain in full force and effect other than as modified herein. Upon execution by parties, this amendment shall be attached to and form a part of the Agreement. This 7th day of September, 1995.

                                        HOLIDAY INNS, INC.


                                        By:  /s/ Richard Smith
                                             ----------------------------------

                                        Name: Richard Smith
                                             ----------------------------------

                                        Its: SVP Information Technology
                                             ----------------------------------


                                        ENCORE SYSTEMS, INC.


                                        By:  /s/ Penelope Sellers
                                             ----------------------------------

                                        Name: Penelope Sellers
                                             ----------------------------------

                                        Its:  President
                                             ----------------------------------

                                AMENDMENT TO AGREEMENT

                                   AMENDMENT NO. 4

     WHEREAS, the undersigned parties have entered into a certain Amended and Restated Preferred Vendor Agreement (the "Agreement") originally dated May 15, 1992 and amended by that certain Amendment to Agreement Amendment No. 1, dated November 8, 1992; and further amended by that certain Amendment to Agreement Amendment No. 2; and, further amended by that certain Amendment to Agreement Amendment No. 3, dated _______ 1995; and

     WHEREAS, the undersigned parties are desirous of amending the aforementioned Agreement, it being to the mutual benefit of all parties to do so;

     NOW THEREFORE, for and in consideration of the mutual promises and other valuable consideration paid by each to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify Exhibit 3.2.1 to the Agreement by adding the following language thereto at the current end thereof:

     The foregoing notwithstanding, if more than eighteen hundred (1,800) licenses but fewer than eighteen hundred fifty-one (1,851) purchased under this Agreement, such additional licenses will be acquired at Seven Hundred Fifty Dollars ($750.00) per copy of Software (as defined in the Agreement), in an increment of fifty (50), payable as a one-time license fee of Thirty-Seven Thousand Five Hundred Dollars ($37,500) upon purchase of such incremental amount.

     It is agreed by the parties hereto that all of the other terms and conditions of the original Agreement shall remain in full force and effect other than as modified herein. Upon execution by all parties, this amendment shall be attached to and form a part of the Agreement. This 25th day of November 1996.

HOLIDAY INNS, INC.                      ENCORE SYSTEMS, INC.

By:  /s/ Jan M. Grayson                 By:  /s/ Penelope Sellers
     ------------------------------          ----------------------------------

Name: Jan M. Grayson                    Name: Penelope Sellers
     ------------------------------          ----------------------------------

Its: Chief Information Officer          Its: President
     ------------------------------          ----------------------------------

                                AMENDMENT TO AGREEMENT

                                   AMENDMENT NO. 5

     WHEREAS, Holiday Inns, Inc. and Encore Systems, Inc. entered into that certain Amended and Restated Preferred Vendor Agreement (the "Agreement") originally dated May 15, 1992 and amended by that certain Amendment to Agreement Amendment No. 1, dated November 8, 1992; and further amended by that certain Amendment to Agreement Amendment No.2, dated May 4, 1995; and further amended by that certain Amendment to Agreement No. 3, dated September 7, 1995; and further amended by that certain Amendment to Agreement Amendment No. 4, dated November 25, 1996; and

     WHEREAS, Holiday Inns, Inc. assigned its right, title, and interest in and to the Agreement (as amended) to Holiday Hospitality Corporation as of April 28, 1997, and

     WHEREAS, the undersigned parties are desirous of amending the aforementioned Agreement, it being to mutual benefit of all parties to do so;

     NOW THEREFORE, for and in consideration of the mutual promises and other valuable consideration paid by each to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify Exhibit 3.2.1 to the Agreement by adding the following language thereto at the current end thereof:

     The foregoing notwithstanding, if more than eighteen hundred fifty-one (1,851) licenses but fewer than nineteen hundred (1,900) are purchased under this Agreement, such additional licenses will be acquired at Seven Hundred Fifty Dollars ($750.00) per copy of Software (as defined in the Agreement), in an increment of fifty (50), payable as a one-time license fee of Thirty-Seven Thousand Five Hundred Dollars ($37,500) upon purchase of such incremental amount.

     It is agreed by the parties hereto that all of the other terms and conditions of the original Agreement shall remain in full force and effect other than as modified herein. Upon execution by all parties, this amendment shall be attached to and form a part of the Agreement. This 22 day of May, 1997.

HOLIDAY HOSPITALITY CORP.                    ENCORE SYSTEMS, INC.


By:  /s/ Jan M. Grayson                 By:  /s/ Penelope A. Sellers
     ------------------------------          ----------------------------------

Name:                                   Name: Penelope A. Sellers
     ------------------------------          ----------------------------------

Its:                                    Its:  President
     ------------------------------          ----------------------------------

                                AMENDMENT TO AGREEMENT

                                    AMENDMENT NO.6

     WHEREAS, the undersigned parties have entered into a certain Amended and Restated Preferred Vendor Agreement (the "Agreement") originally dated May 15, 1992 and amended by that certain Amendment to Agreement Amendment No. 1, dated November 8, 1992; and further amended by that certain Amendment to Agreement Amendment No. 2, dated May 4, 1925; and further amended by that certain Amendment to Agreement Amendment No. 3, dated September 7, 1995; and further amended by that certain Amendment to Agreement Amendment No. 4, dated November 25, 1996; and further amended by that certain Amendment to Agreement Amendment No. 5, dated May 22, 1997 ; and

     WHEREAS, the undersigned parties are desirous of amending the aforementioned Agreement, it being to mutual benefit of all parties to do so;

     NOW THEREFORE, for and in consideration of the mutual promises and other valuable consideration paid by each to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify Exhibit 3.2.1 to the Agreement by adding the following language thereto at the current end thereof:

     The foregoing notwithstanding, if more that nineteen hundred (1,900) licenses but fewer than nineteen hundred and fifty (1,950) purchased under this Agreement, such additional licenses will be acquired at Seven Hundred Fifty Dollars ($750.00) per copy of Software (as defined in the Agreement), in an increment of fifty (50), payable as a one-time license fee of Thirty-Seven Thousand Five Hundred Dollars ($37,500) upon purchase of such incremental amount.

     It is agreed by the parties hereto that all of the other terms and conditions of the original Agreement shall remain in full force and effect other than as modified herein. Upon execution by all parties, this amendment shall be attached to and form a part of the Agreement. This 2nd day of March, 1998.

HOLIDAY HOSPITALITY CORP.               ENCORE SYSTEMS, INC.

By:  /s/ Jeff Eckard                    By:   /s/ Michelle Yablin
     --------------------------------        ----------------------------------

Name:   Jeff Eckard                     Name: Michelle Yablin
     --------------------------------        ----------------------------------

Its:      JPE                           Its:   Director of Corp Accts
     --------------------------------        ----------------------------------